                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                      Security Dynamics Technologies, Inc.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
       Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                      SECURITY DYNAMICS TECHNOLOGIES, INC.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 30, 1999

     NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders of Security Dynamics Technologies, Inc., a Delaware corporation (the "Company"), will be held on Friday, July 30, 1999 at 2:00 p.m. at the offices of the Company, 20 Crosby Drive, Bedford, Massachusetts (the "Meeting") for the purpose of considering and voting upon the following matters:

     1. To approve an amendment to the Company's 1994 Employee Stock Purchase Plan, as amended, to increase the number of shares of Common Stock authorized for issuance thereunder from 400,000 to 1,000,000 shares; and

     2. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

     The Board of Directors has fixed the close of business on Friday, July 2, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

                                          By Order of the Board of Directors,
                                          /s/ Margaret K. Seif
                                          Margaret K. Seif, Secretary
July 8, 1999

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                      SECURITY DYNAMICS TECHNOLOGIES, INC.
                                36 CROSBY DRIVE
                          BEDFORD, MASSACHUSETTS 01730

                                PROXY STATEMENT

          FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD JULY 30, 1999

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Security Dynamics Technologies, Inc. (the "Company") for use at a Special Meeting of Stockholders to be held on Friday, July 30, 1999 at 2:00 p.m. at the offices of the Company, 20 Crosby Drive, Bedford, Massachusetts and at any adjournments thereof (the "Meeting").

     All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

     On July 2, 1999, the record date for determination of stockholders entitled to vote at the Meeting (the "Record Date"), there were outstanding and entitled to vote an aggregate of 38,883,576 shares of Common Stock of the Company, $.01 par value per share (the "Common Stock"). Each share entitles the record holder to one vote on each of the matters to be voted upon at the Meeting.

     THE NOTICE OF MEETING, THIS PROXY STATEMENT AND THE ENCLOSED PROXY ARE FIRST BEING SENT OR GIVEN TO STOCKHOLDERS ON OR ABOUT JULY 8, 1999.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of April 30, 1999 with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) the directors of the Company, (iii) the Chief Executive Officer and the four other most highly compensated executive officers who were serving as executive officers on December 31, 1998 (the "Named Executive Officers"), and (iv) all directors and executive officers of the Company as a group.

                                                                  AMOUNT AND NATURE
                                                              OF BENEFICIAL OWNERSHIP(1)
                                                              --------------------------
                                                              NUMBER OF       PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                           SHARES           CLASS
------------------------------------                          ---------       ----------
5% STOCKHOLDERS
Franklin Resources, Inc. ...................................  2,689,430(2)       6.4%
  777 Mariners Island Blvd.
  San Mateo, CA 94404
Kenneth P. Weiss............................................  2,354,516(3)       5.6%
  59 Sargent Street
  Newton, MA 02158

DIRECTORS
Charles R. Stuckey, Jr. ....................................    787,358(4)       1.9%
Arthur W. Coviello, Jr. ....................................    387,992(5)         *
D. James Bidzos.............................................    752,755(6)       1.8%
Richard L. Earnest..........................................     48,000(7)         *
Taher Elgamal...............................................     13,500(8)         *
Joseph B. Lassiter, III.....................................     45,000(9)         *
George M. Middlemas.........................................     70,912(10)        *
James K. Sims...............................................     65,000(11)        *

OTHER NAMED EXECUTIVE OFFICERS
Gary A. Rogers(12)..........................................        296            *
Albert E. Sisto.............................................     31,874(13)        *
John Adams..................................................     53,423(14)        *
All executive officers and directors, as a group (13
  persons)..................................................  2,431,324(15)      5.7%

---------------
 * Less than 1%

 1. The number of shares beneficially owned by each stockholder, director and executive officer is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after April 30, 1999 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

 2. This information is derived from a Schedule 13G filed with the Securities and Exchange Commission on February 2, 1999.

 3. This information is derived from information provided by the stockholder to the Company.

 4. Includes 10,000 shares held by the Stuckey Family Charitable Remainder Unitrust, 56,820 shares held by the Charles R. Stuckey, Jr. -- 1998 Grantor Retained Annuity Trust, and 100,000 shares held by the

    Charles R. Stuckey, Jr. -- 1998 Grantor Retained Annuity Trust II. Also includes 212,499 shares which may be acquired pursuant to stock options exercisable within 60 days after April 30, 1999.

 5. Includes 366,872 shares which may be acquired pursuant to stock options exercisable within 60 days after April 30, 1999.

 6. Includes 55,252 shares held by Kairdos L.L.C., a Delaware limited liability company of which Mr. Bidzos is the General Manager and a member. Mr. Bidzos disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest therein. Also includes 229,000 shares which may be acquired pursuant to stock options exercisable within 60 days after April 30, 1999.

 7. Consists of 48,000 shares which may be acquired pursuant to stock options exercisable within 60 days after April 30, 1999.

 8. Includes 12,000 shares which may be acquired pursuant to stock options exercisable within 60 days after April 30, 1999.

 9. Consists of 45,000 shares which may be acquired pursuant to stock options exercisable within 60 days after April 30, 1999.

10. Includes 48,000 shares which may be acquired pursuant to stock options exercisable within 60 days after April 30, 1999.

11. Includes 40,000 shares which may be acquired pursuant to stock options exercisable within 60 days after April 30, 1999.

12. On March 4, 1999, Mr. Rogers resigned from the Company, effective March 19, 1999.

13. Consists of 31,874 shares which may be acquired pursuant to stock options exercisable within 60 days after April 30, 1999. As of January 29, 1999, Mr. Sisto ceased to serve as Chief Operating Officer of RSA Data Security, Inc.

14. Consists of 53,423 shares which may be acquired pursuant to stock options exercisable within 60 days after April 30, 1999.

15. Includes an aggregate of 1,193,205 shares which may be acquired pursuant to stock options exercisable within 60 days after April 30, 1999. Excludes shares owned by Mr. Rogers, who resigned from the Company, effective March 19, 1999, and by Mr. Sisto, who ceased to serve as an executive officer of the Company as of January 29, 1999.

VOTES REQUIRED

     The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

     The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and voting on the matter is required to approve the amendment to the Company's 1994 Employee Stock Purchase Plan, as amended.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on the amendment of the 1994 Employee Stock Purchase Plan, as amended, which requires the affirmative vote of a majority of the votes cast or shares voting on the matter.

DIRECTOR COMPENSATION

     All of the directors are reimbursed for expenses incurred in connection with their attendance at Board and committee meetings. Each non-employee director is paid $2,000 for attendance at each meeting of the

Board or for each telephonic meeting of the Board in which he participates. Each non-employee director is further entitled to $1,000 for each meeting of a committee of the Board attended by the director which is held on a day other than the day of, or the day before or after, the date of any meeting of the full Board of Directors. Other directors are not entitled to compensation in their capacities as directors.

     Mr. Bidzos, the Vice Chairman of the Board of Directors of the Company, entered into a Consulting Agreement with the Company, effective February 18, 1999, pursuant to which Mr. Bidzos is paid $10,000 per month, plus expenses (including benefit coverage), for his services as a consultant to the Company. The Consulting Agreement has a two-year term which is renewable annually thereafter.

  1994 Director Stock Option Plan

     Under the terms of the Company's 1994 Director Stock Option Plan, as amended (the "Director Plan"), directors of the Company who are not employees of the Company or any subsidiary of the Company are eligible to receive nonstatutory options to purchase shares of Common Stock. A total of 500,000 shares of Common Stock may be issued upon exercise of options granted under the Director Plan.

     Each eligible director is entitled to receive options under the Director Plan to purchase shares of Common Stock upon his or her initial election to the Board of Directors. Such options cover the number of shares of Common Stock determined by multiplying (i) 12,000 by (ii) the quotient of (x) the number of whole calendar months between the option grant date and the date of the next annual meeting of stockholders and (y) 12. An option to purchase 1,000 shares of Common Stock at an exercise price of $22.00 per share was granted to Mr. Elgamal on February 3, 1999, the date of his election to the Board of Directors of the Company.

     In addition, annual options to purchase 12,000 shares of Common Stock will also be granted under the Director Plan to each eligible director on the date of each annual meeting of stockholders, provided that such director continues to serve as director immediately after such annual meeting. Options to purchase 12,000 shares of Common Stock at an exercise price of $24.125 per share were granted under the Director Plan to each of Messrs. Earnest, Lassiter, Middlemas and Sims on April 30, 1998, the date of the Company's 1998 Annual Meeting of Stockholders. Options to purchase 12,000 shares of Common Stock at an exercise price of $19.9375 per share were granted under the Director Plan to each of Messrs. Bidzos, Earnest, Elgamal, Lassiter, Middlemas and Sims on May 5, 1999, the date of the Company's 1999 Annual Meeting of Stockholders.

     Beginning with the options granted on May 5, 1999, all options granted under the Director Plan are fully vested on the date of grant. On February 3, 1999, in connection with his resignation from the Board of Directors of the Company, the Company accelerated the vesting of the option granted to Sanford M. Sherizen on April 30, 1998 such that the option became fully exercisable as of such date. The exercise price of options granted under the Director Plan will equal the lesser of (i) the closing price of the Common Stock on the date of grant or (ii) the average of the closing prices of the Common Stock on the Nasdaq National Market (or such other nationally recognized exchange or trading system if the Common Stock is no longer traded on the Nasdaq National Market) for a period of ten consecutive trading days prior to such date.

     Except as otherwise provided by the Board of Directors, options granted under the Director Plan generally are not transferrable by the optionee except by will or by the laws of descent and distribution. In the event an optionee ceases to serve as a director, each option may be exercised by the optionee at any time within 60 days after the optionee ceases to serve as a director; provided, however, that in the event that the optionee ceases to serve as a director due to his death or disability, then the optionee, or his or her administrator, executor or heirs may exercise the option for up to 180 days following the date the optionee ceased to serve as a director. No option is exercisable after the expiration of ten years from the date of grant.

COMPENSATION OF EXECUTIVE OFFICERS

  Employment Agreements

     The Company is a party to an Amended and Restated Employment Agreement, dated as of November 1, 1997, as amended, with Charles R. Stuckey, Jr., providing for the employment of Mr. Stuckey as Chief Executive Officer of the Company. The agreement provides for a two-year term ending on November 1, 1999, after which time the agreement renews automatically for successive one-year terms until either party gives written notice of non-renewal at least 90 days prior to the expiration of the then-current term. The agreement provides for an annual base salary of $231,000, as well as annual bonuses upon the satisfaction of agreed-upon goals and objectives. The agreement also provides that Mr. Stuckey shall be entitled to receive the same standard employment benefits as other executives of the Company receive. If Mr. Stuckey is terminated other than for cause (as defined therein), he shall be entitled to receive severance payments equal to 24 months' base salary, acceleration of all stock options and full medical and insurance benefits until death, and the parties shall negotiate in good faith regarding the retention of Mr. Stuckey as a consultant to the Company for a two-year period. In the event of a change in control of the Company (as defined therein), Mr. Stuckey shall be entitled, at his election, to receive, subject to certain limitations, a lump sum payment equal to 24 months' base salary. In addition, he shall receive acceleration of all stock options if he is terminated other than for cause within one year after a change in control of the Company.

     The Company is also a party to a letter agreement, dated August 21, 1995, with Arthur W. Coviello, Jr., the Company's President. Mr. Coviello's annual base salary is $200,000, and he is eligible to receive annual bonuses upon the satisfaction of agreed-upon goals and objectives. Mr. Coviello is also entitled to severance of six months' salary and benefits in the event that his employment is terminated by the Company. In addition, for each full year of service with the Company (up to a maximum of six years), Mr. Coviello will receive an additional one month of severance (thus aggregating up to 12 months of severance).

     On September 4, 1998, the Company entered into a Management Employment Agreement with Gary A. Rogers providing for his employment as Senior Vice President, World Wide Sales and Field Operations of the Company. The agreement provided for an annual base salary of $190,000 and entitled Mr. Rogers to participate in all bonus and benefit programs that the Company establishes and makes available to its employees to the extent he was otherwise eligible. On March 4, 1999, Mr. Rogers resigned from the Company, effective March 19, 1999.

     On September 4, 1998, the Company entered into a Management Employment Agreement with Albert E. Sisto providing for his employment as Chief Operating Officer of RSA Data Security, Inc. The agreement provided for an annual base salary of $195,000 and entitled Mr. Sisto to participate in all bonus and benefit programs that the Company establishes and makes available to its employees to the extent he was otherwise eligible. As of January 29, 1999, Mr. Sisto ceased to serve as Chief Operating Officer of RSA Data Security, Inc., and his employment agreement was terminated. See "-- Severance Agreements."

     On September 4, 1998, the Company entered into a Management Employment Agreement with John Adams providing for his employment as Senior Vice President, Engineering of the Company for a period ending on March 4, 2000, unless sooner terminated in accordance with the terms of the agreement. The agreement provides for an annual base salary of $190,000 and entitles Mr. Adams to participate in all bonus and benefit programs that the Company establishes and makes available to its employees to the extent he is otherwise eligible. The agreement also provides that Mr. Adams' employment with the Company shall not be terminated during the term of the agreement other than for cause (as defined therein), upon death or disability, or at the election of Mr. Adams.

  Severance Agreements

     The Company entered into a Separation and Settlement Agreement with Mr. Bidzos, effective February 18, 1999, pursuant to which Mr. Bidzos resigned his positions as Executive Vice President of the Company and President of RSA Data Security, Inc. Pursuant to the terms of the agreement, the Company accelerated the vesting of Mr. Bidzos' outstanding unvested stock options (covering an aggregate of 200,001 shares of Common Stock) such that all such options become exercisable in full. In addition, the Company repriced all of Mr. Bidzos' outstanding stock options (covering an aggregate of 350,000 shares of Common Stock) such that the exercise price of such options is $16.00, the closing price of the Common Stock on the Nasdaq National Market on the date of repricing and the fair market value of the Common Stock as determined by the Board of Directors. As a condition to the repricing, unless exercised prior thereto, 50% of Mr. Bidzos' options will expire on September 1, 1999 and the remaining 50% will expire on December 31, 1999.

     On January 22, 1999, the Company entered into a Transition Agreement and Release with Mr. Sisto pursuant to which Mr. Sisto became an inactive employee as of January 29, 1999. Pursuant to the terms of the agreement, Mr. Sisto's Management Employment Agreement was terminated as of January 29, 1999 and Mr. Sisto will continue to receive his base salary and benefits through March 31, 2000. In the event that Mr. Sisto accepts an offer of employment elsewhere prior to March 31, 2000 then the Company will have no further obligation to provide benefits to him.

  Noncompetition Agreements

     Messrs. Stuckey, Rogers, Coviello and Adams have each entered into noncompetition agreements with the Company. Pursuant to the terms of the noncompetition agreements, each of Messrs. Stuckey, Rogers, Coviello and Adams has agreed, through the first anniversary of the date of termination of his respective employment with the Company, not to engage in any business activity that is directly or indirectly in competition with the Company in the United States with any of the products or services being developed, provided or sold by the Company at such time. Furthermore, each executive officer has agreed that he will not, directly or indirectly, employ any person who is employed by the Company at any time during the term of the noncompetition agreement, or in any manner seek to induce any such person to leave his or her employment with the Company.

  1998 Deferred Compensation Plan

     On January 22, 1998, the Board of Directors adopted the Company's 1998 Deferred Compensation Plan (the "Deferred Compensation Plan"). Pursuant to the Deferred Compensation Plan, management and certain highly compensated employees may elect to defer up to 75% of base salary and up to 100% of annual bonus, which amounts shall be placed into a trust established thereunder. Upon the participant's retirement, termination, death or disability, benefits shall be paid to the participant or his or her beneficiaries, heirs or estate. The Company has yet to implement the Deferred Compensation Plan.

  Summary Compensation

     The following table sets forth certain information with respect to the annual and long-term compensation of each of the Named Executive Officers for the three years ended December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                                                     COMPENSATION
                                                                     ------------
                                                                        AWARDS
                                                    ANNUAL           ------------
                                                 COMPENSATION         NUMBER OF
                                             --------------------       SHARES        ALL OTHER
                                              SALARY      BONUS       UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION          YEAR      ($)        ($)(1)       OPTIONS          ($)(2)
---------------------------          ----    --------    --------    ------------    ------------
Charles R. Stuckey, Jr.............  1998    $231,000    $      0            0          $8,384
  Chairman of the Board and          1997     231,000     158,078            0           6,365
  Chief Executive Officer            1996     219,471     170,918      200,000           5,202
Arthur W. Coviello, Jr.............  1998     200,000           0            0           6,293
  President                          1997     200,000      97,760            0           5,180
                                     1996     175,000      85,968            0           4,087
Gary A. Rogers(3)..................  1998     190,000      50,000      300,000(4)        5,279
  Former Senior Vice President,      1997     162,847     146,533      250,000           4,163
  World Wide Sales and Field
  Operations
Albert E. Sisto(5).................  1998     195,000      42,099      275,000(6)        5,346
  Former Chief Operating Officer of  1997      67,307      21,875      120,000              98
  RSA Data Security, Inc.
John Adams(7)......................  1998     190,000      10,000      253,100(8)        7,479
  Senior Vice President,
  Engineering                        1997     183,750      54,384            0           5,433
                                     1996     127,885      21,969      200,000             164

---------------
(1) Amounts in this column represent bonuses earned under the Company's executive compensation program for the respective fiscal years.

(2) Amounts shown in this column for fiscal 1998 represent the aggregate value of the Company's contributions on behalf of the executives to Group Term Life Insurance ($2,777 for Mr. Stuckey, $870 for Mr. Coviello, $531 for Mr. Rogers, $848 for Mr. Sisto and $2,112 for Mr. Adams), the Company's 401(k) savings plan ($3,607 for Mr. Stuckey, $3,424 for Mr. Coviello, $2,748 for Mr. Rogers, $2,498 for Mr. Sisto and $3,367 for Mr. Adams), and the Company's Profit Sharing Plan ($2,000 for each of Messrs. Stuckey, Coviello, Rogers, Sisto and Adams).

(3) Mr. Rogers joined the Company as Senior Vice President, World Wide Sales and Field Operations in February 1997. On March 4, 1999, Mr. Rogers resigned from the Company, effective March 19, 1999.

(4) On June 26, 1998, Mr. Rogers was granted an option to purchase 50,000 shares of Common Stock. On August 12, 1998, Mr. Rogers' 300,000 then-outstanding options were exchanged for new options pursuant to the Company's Option Repricing Program. See "Option Grants."

(5) Mr. Sisto joined the Company as Chief Operating Officer of RSA Data Security, Inc. in October 1997. As of January 29, 1999, Mr. Sisto ceased to serve as Chief Operating Officer of RSA Data Security, Inc.

(6) On June 26, 1998, Mr. Sisto was granted an option to purchase 75,000 shares of Common Stock. On August 12, 1998, 195,000 of Mr. Sisto's then-outstanding options were exchanged for new options pursuant to the Company's Option Repricing Program. On July 16, 1998, Mr. Sisto was granted an option to purchase 80,000 shares of Common Stock which were not repriced pursuant to the Company's Option Repricing Program. See "Option Grants."

(7) Mr. Adams joined the Company as Senior Vice President, Engineering in March 1996.

(8) On June 26, 1998, Mr. Adams was granted an option to purchase 75,000 shares of Common Stock. On August 12, 1998, Mr. Adams' 253,100 then-outstanding options were exchanged for new options pursuant to the Company's Option Repricing Program. See "Option Grants."

  Option Grants

     The following table sets forth certain information concerning grants of stock options during the year ended December 31, 1998 to each of the Named Executive Officers. The Company granted no stock appreciation rights during fiscal 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS
                                 --------------------------------------------------
                                               PERCENT OF                              POTENTIAL REALIZABLE
                                                 TOTAL                                   VALUE AT ASSUMED
                                 NUMBER OF      OPTIONS                                ANNUAL RATES OF STOCK
                                   SHARES      GRANTED TO    EXERCISE                 PRICE APPRECIATION FOR
                                 UNDERLYING   EMPLOYEES IN   PRICE PER                  OPTION TERM ($)(2)
                                  OPTIONS     FISCAL YEAR      SHARE     EXPIRATION   -----------------------
                                  GRANTED         (%)         ($)(1)        DATE          5%          10%
                                 ----------   ------------   ---------   ----------   ----------   ----------
Charles R. Stuckey, Jr.........         0           0            N/A           N/A           N/A          N/A

Arthur W. Coviello, Jr.........         0           0            N/A           N/A           N/A          N/A

Gary A. Rogers.................    50,000(3)      1.0%        $19.00       6/25/08           N/A          N/A
                                   50,000(4)      1.0          12.06       6/25/08    $  370,000   $  931,000
                                  250,000(4)      4.0          12.06       1/26/07     1,550,000    3,763,000

Albert E. Sisto................    75,000(3)      1.2          19.00       6/25/08           N/A          N/A
                                   80,000         1.3          16.00       7/15/08       805,000    2,040,000
                                   75,000(4)      1.2          12.06       6/25/08       555,000    1,397,000
                                  120,000(4)      1.9          12.06      11/11/07       831,000    2,064,000

John Adams.....................    75,000(3)      1.2          19.00       6/25/08           N/A          N/A
                                   75,000(4)      1.2          12.06       6/25/08       555,000    1,397,000
                                  178,100(4)      2.8          12.06        4/1/06       964,000    2,284,000

---------------
(1) Options become exercisable over a four-year period and generally terminate three months following termination of the executive officer's employment with the Company or the expiration date, whichever occurs earlier. The exercise price of each option was determined to be equal to the fair market value per share of the Common Stock on the date of grant.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock, the optionholder's continued employment through the option period, and the date on which the options are exercised.

(3) Option granted on June 26, 1998 and subsequently exchanged for a new option pursuant to the Company's Option Repricing Program. Accordingly, this option is no longer outstanding.

(4) Option granted on August 12, 1998 pursuant to the Company's Option Repricing Program in exchange for the surrender of then-outstanding options.

  Aggregated Option Exercises and Year-End Option Table

     The following table summarizes certain information regarding stock options exercised during the year ended December 31, 1998 and stock options held as of December 31, 1998 by each of the Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF SHARES
                                                               UNDERLYING        VALUE OF UNEXERCISED
                                                               UNEXERCISED       IN-THE-MONEY OPTIONS
                                 NUMBER                     OPTIONS AT FISCAL     AT FISCAL YEAR-END
                               OF SHARES        VALUE           YEAR-END            (EXERCISABLE/
                              ACQUIRED ON      REALIZED       (EXERCISABLE/         UNEXERCISABLE)
NAME                          EXERCISE (#)      ($)(1)      UNEXERCISABLE)(#)           ($)(2)
----                          ------------    ----------    -----------------    --------------------
Charles R. Stuckey, Jr......     250,000      $2,993,750      187,499/62,500     $       1,145,000/$0
Arthur W. Coviello, Jr......      25,000         631,405     298,218/102,982      3,970,027/1,370,948
Gary A. Rogers..............           0               0     109,374/190,625      1,196,278/2,084,961
Albert E. Sisto.............           0               0      30,000/245,000        328,125/2,364,688
John Adams..................           0               0     103,100/150,000      1,126,563/1,640,625

---------------
(1) Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.

(2) Value based on the last sales price per share ($23.00) of the Company's Common Stock on December 31, 1998, as reported on the Nasdaq National Market, less the exercise price.

                     PROPOSAL 1 -- APPROVAL OF AMENDMENT TO
                       1994 EMPLOYEE STOCK PURCHASE PLAN

     On July 1, 1999, the Board of Directors adopted resolutions, subject to stockholder approval, to approve an amendment (the "Purchase Plan Amendment") to the Company's 1994 Employee Stock Purchase Plan, as amended (the "Purchase Plan"), to increase the number of shares of Common Stock authorized for issuance under the Purchase Plan from 400,000 shares to 1,000,000 shares. The Board has adopted the Purchase Plan Amendment because the number of shares currently available under the Purchase Plan is insufficient to satisfy the expected 1999 share requirements thereunder.

     As of July 2, 1999, and subject to stockholder approval of the Purchase Plan Amendment, 633,045 shares of Common Stock were available for issuance under the Purchase Plan.

THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE PURCHASE PLAN AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

SUMMARY OF THE PURCHASE PLAN

     The Purchase Plan, which was adopted by the Board of Directors and approved by the stockholders of the Company in October 1994, qualifies as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). All employees of the Company, including directors of the Company who are employees, and all the employees of any participating subsidiaries whose customary employment is more than 20 hours per week and for more than five months in any calendar year are eligible to participate in the Purchase Plan. Employees who would immediately after the grant own 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary are not eligible to participate. As of July 2, 1999, approximately 734 of the Company's employees were eligible to participate in the Purchase Plan.

     On the first day of a designated payroll deduction period (the "Offering Period"), the Company will grant to each eligible employee who has elected to participate in the Purchase Plan an option to purchase shares of Common Stock as follows: the employee may authorize an amount (a whole percentage from 1% to 10% of such employee's regular pay) to be deducted by the Company from such pay during the Offering Period. On the last day of the Offering Period, the employee is deemed to have exercised the option, at the option exercise price, to the extent of accumulated payroll deductions. Under the terms of the Purchase Plan, the option price is an amount equal to 85% of the fair market value per share of the Common Stock on either the first day or the last day of the Offering Period, whichever is lower. In no event may an employee purchase in any one Offering Period a number of shares which is more than 15% of the employee's base pay for the Offering Period divided by 85% of the market value of a share of Common Stock on the commencement date of the Offering Period. The Compensation Committee may, in its discretion, choose an Offering Period of 12 months or less for each offering and choose a different Offering Period for each offering.

     If an employee is not a participant on the last day of the Offering Period, such employee is not entitled to exercise any option, and the amount of such employee's accumulated payroll deductions will be refunded. An employee's rights under the Purchase Plan terminate upon voluntary withdrawal from the Purchase Plan at any time, or when such employee ceases employment for any reason, except that upon termination of employment because of death, the employee's beneficiary has certain rights to elect to exercise the option to purchase the shares which the accumulated payroll deductions in the participant's account would purchase at the date of death.

     Because participation in the Purchase Plan is voluntary, the Company cannot now determine the number of shares of Common Stock to be purchased by any particular current executive officer, by all current executive officers as a group, by all non-executive directors as a group or by all non-executive employees as a group. From the initial adoption of the Purchase Plan through July 2, 1999: an aggregate of 4,171 shares of Common Stock had been purchased thereunder by Charles R. Stuckey, Jr., the Chairman of the Board of Directors and Chief Executive Officer of the Company; 2,646 shares of Common Stock had been purchased thereunder by Arthur W. Coviello, Jr., the President, and a member of the Board of Directors, of the Company; 1,517 shares of Common Stock had been purchased thereunder by Gary A. Rogers, the former Senior Vice President, World Wide Sales and Field Operations of the Company; no shares of Common Stock had been purchased thereunder by Albert E. Sisto, the former Chief Operating Officer of RSA Data Security, Inc.; no shares of Common Stock had been purchased thereunder by John Adams, the Senior Vice President, Engineering of the Company; an aggregate of 14,456 shares of Common Stock had been purchased thereunder by all current executive officers of the Company as a group; an aggregate of 1,087 shares of Common Stock had been purchased thereunder by all current directors who are not executive officers of the Company as a group; no shares of Common Stock had been purchased thereunder by any associate of any director or executive officer of the Company; and an aggregate of 349,895 shares of Common Stock had been purchased thereunder by all employees of the Company who are not executive officers as a group.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to purchases made under the Purchase Plan and with respect to the sale of Common Stock acquired under the Purchase Plan.

  Tax Consequences to Participants.

     In general, a participant will not recognize taxable income upon enrolling in the Purchase Plan or upon purchasing shares of Common Stock at the end of an offering. Instead, if a participant sells Common Stock acquired under the Purchase Plan at a sale price that exceeds the price at which the participant purchased the Common Stock, then the participant will recognize taxable income in an amount equal to the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock. A portion of that taxable income will be ordinary income, and a portion may be capital gain.

     If the participant sells the Common Stock more than one year after acquiring it and more than two years after the date on which the offering commenced (the "Grant Date"), then the participant will be taxed as follows. If the sale price of the Common Stock is higher than the price at which the participant purchased the Common Stock, then the participant will recognize ordinary compensation income in an amount equal to the lesser of:

     (i) fifteen percent of the fair market value of the Common Stock on the Grant Date; and

     (ii) the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock.

     Any further income will be long-term capital gain. If the sale price of the Common Stock is less than the price at which the participant purchased the Common Stock, then the participant will recognize long-term capital loss in an amount equal to the excess of the price at which the participant purchased the Common Stock over the sale price of the Common Stock.

     If the participant sells the Common Stock within one year after acquiring it or within two years after the Grant Date (a "Disqualifying Disposition"), then the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the price at which the participant purchased the Common Stock. The participant will also recognize capital gain in an amount equal to the excess of the sale price of the Common Stock over the fair market value of the Common Stock on the date that it was purchased, or capital loss in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the sale price of the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Common Stock for a shorter period.

  Tax Consequences to the Company.

     The offering of Common Stock under the Purchase Plan will have no tax consequences to the Company. Moreover, in general, neither the purchase nor the sale of Common Stock acquired under the Purchase Plan will have any tax consequences to the Company except that the Company will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant upon making a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Any proposal that a stockholder of the Company wishes to be considered for inclusion in the Company's proxy statement and proxy card for the Company's 2000 Annual Meeting of Stockholders (the "2000 Annual Meeting") must be submitted to the Secretary of the Company at its offices, 36 Crosby Drive, Bedford, Massachusetts 01730, no later than November 23, 1999.

     If a stockholder of the Company wishes to present a proposal before the 2000 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy card, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice not less than 60 days nor more than 90 days prior to the 2000 Annual Meeting; provided that, in the event that less than 70 days' notice or prior public disclosure of the date of the 2000 Annual Meeting is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2000 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

                                 OTHER MATTERS

     The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote, or otherwise act, in accordance with their best judgment on such matters.

     The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to those persons for whom they hold shares and request instructions for voting the proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution. The Company has also retained MacKenzie Partners, Inc. at an estimated expense of $3,000 plus reimbursement of expenses, to assist in the solicitation of proxies by telephone and mail.

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

                                          By Order of the Board of Directors,
                                          /s/ Margaret K. Seif
                                          Margaret K. Seif, Secretary

July 8, 1999

                                                                     SDMCM-PS-99

                                                                      APPENDIX A
                      SECURITY DYNAMICS TECHNOLOGIES, INC.

                        1994 EMPLOYEE STOCK PURCHASE PLAN


     The purpose of this Plan is to provide eligible employees of Security Dynamics Technologies, Inc. (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's Common Stock, $.01 par value (the "Common Stock"). One Hundred Thousand (100,000) shares (after giving effect to the Company's one-for-two reverse stock split effective as of October 24,
1994) of Common Stock in the aggregate have been approved for this purpose.

     1. ADMINISTRATION. The Plan will be administered by the Company's Board of Directors (the "Board") or by a Committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

     2. ELIGIBILITY. Participation in the Plan will neither be permitted nor denied contrary to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. All employees of the Company, including directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of Options (as defined below) to purchase Common Stock under the Plan, provided that:

        (a) they are regularly employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

        (b) they have been employed by the Company or a Designated Subsidiary for at least three months prior to enrolling in the Plan; and

        (c) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

     No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

     3. OFFERINGS. The Company will make one or more offerings ("Offerings") to employees to purchase Common Stock under this Plan. The Board or the Committee shall determine the commencement dates of each of the Offerings (the "Offering Commencement Dates"). Each Offering Commencement Date will begin a period (a "Plan Period") during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee shall choose a Plan Period of twelve (12) months or less for each of the Offerings and may, at its discretion, choose a different Plan Period for each Offering.

     4. PARTICIPATION. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the Controller of the Company at least 14 days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term "Compensation" means the amount of money reportable on the employee's Federal Income Tax Withholding Statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee's Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

     5. DEDUCTIONS.

        (a) The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 10% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. Payroll deductions may be at the rate of 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9% or 10% of Compensation.

        (b) No employee may be granted an Option which permits his rights to purchase Common Stock under this Plan and any other stock purchase plan of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

     6. DEDUCTION CHANGES. An employee may decrease or discontinue his payroll deduction once during any Plan Period by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

     7. INTEREST. Interest will not be paid on any employee payroll deduction accounts, except to the extent that the Board or its Committee, in its sole discretion, elects to credit such accounts with interest at such per annum rate as it may from time to time determine.

     8. WITHDRAWAL OF FUNDS. An employee may on any one occasion during a Plan Period and for any reason withdraw all or part of the balance accumulated in the employee's payroll deduction account. Any such withdrawal must be effected prior to the close of business on the last day of the Plan Period. If the employee withdraws all of such balance, the employee shall thereby withdraw from participation in the Offering and may not begin participation again during the remainder of the Plan Period. Any employee withdrawing all or part of such balance may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee, except that, unless otherwise permitted under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder, any employee who is also a director and/or officer of the Company within the meaning of
Section 16 of the Exchange Act may not (a) withdraw less than all of the balance accumulated in such employee's payroll deduction account or (b) participate again for a period of at least six months as provided in Rule 16b-3(d)(2)(i) or any successor provision under the Exchange Act.

     9. PURCHASE OF SHARES.

        (a) On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (an "Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, such number of whole shares of Common Stock of the Company reserved for the purposes of the Plan as does not exceed the number of shares determined by dividing 15% of such employee's annualized Compensation for the immediately prior six-month period by the price determined in accordance with the formula set forth in the following paragraph but using the closing price on the Offering Commencement Date of such Plan Period.

        (b) The Option Price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period or

(ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (A) the closing price of the Common Stock on any national securities exchange on which the Common Stock is listed, or (B) the closing price of the Common Stock on the Nasdaq National Market ("Nasdaq") or (C) the average of the closing bid and asked prices in the over-the-counter market, whichever is applicable, as published in THE WALL STREET JOURNAL. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (A) and (B) above shall be the reported price for the next preceding day on which sales were made.

        (c) Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for pursuant to the formula set forth above (but not in excess of the maximum number determined in the manner set forth above).

        (d) Any balance remaining in an employee's payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee's payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee's account shall be refunded.

     10. ISSUANCE OF CERTIFICATES. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the street name of a brokerage firm, bank or other nominee holder designated by the employee.

     11. RIGHTS ON RETIREMENT, DEATH OR TERMINATION OF EMPLOYMENT. In the event of a participating employee's termination of employment prior to the last business day of a Plan Period (whether as a result of the employee's voluntary or involuntary termination, retirement, death or otherwise), no payroll deduction shall be taken from any pay due and owing to the employee and the balance in the employee's payroll deduction account shall be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

     12. OPTIONEES NOT STOCKHOLDERS. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

     13. RIGHTS NOT TRANSFERABLE. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

     14. APPLICATION OF FUNDS. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

     15. ADJUSTMENT IN CASE OF CHANGES AFFECTING COMMON STOCK. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock (other than the Company's one-for-two reverse stock split effective as of October 24,
1994), such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

     16. MERGER.

        (a) If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger, and the Board or the Committee shall take such steps in connection with such merger as the Board or the Committee shall deem necessary to assure that the provisions of Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

        (b) In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (i) subject to the provisions of clauses (ii) and (iii), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (ii) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (iii) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

     17. AMENDMENT OF THE PLAN. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the stockholders of the Company is required by Section 423 of the Code or by Rule 16b-3 under the Exchange Act, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 16 of the Exchange Act and the rules promulgated thereunder, as in effect from time to time, or Section 423 of the Code.

     18. INSUFFICIENT SHARES. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

     19. TERMINATION OF THE PLAN. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the payroll deduction accounts of participating employees shall be promptly refunded.

     20. GOVERNMENTAL REGULATIONS.

        (a) The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on Nasdaq and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

        (b) The Plan shall be governed by the laws of the State of Delaware except to the extent that such law is preempted by federal law.

        (c) The Plan is intended to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act. Any provision inconsistent with such Rule shall to that extent be inoperative and shall not affect the validity of the Plan.

     21. ISSUANCE OF SHARES. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

     22. NOTIFICATION UPON SALE OF SHARES. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

     23. EFFECTIVE DATE AND APPROVAL OF STOCKHOLDERS. The Plan shall take effect upon the closing of the Company's initial public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, subject to approval by the stockholders of the Company as required by Rule 16b-3 under the Exchange Act and by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

                                            Adopted by the Board of Directors on
                                            October 4, 1994


                                            Approved by the stockholders on
                                            October 24, 1994

                      SECURITY DYNAMICS TECHNOLOGIES, INC.

                                 AMENDMENT NO. 1

                                       TO

                        1994 EMPLOYEE STOCK PURCHASE PLAN

1. That the Company's 1994 Employee Stock Purchase Plan (the "Purchase Plan") be amended to delete the phrase

     ", except that, unless otherwise permitted under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder, any employee who is also a director and/or officer of the Company within the meaning of Section 16 of the Exchange Act may not (a) withdraw less than all of the balance accumulated in such employee's payroll deduction account or (b) participate again for a period of at least six months as provided in Rule 16b-3(d)(2)(i) or any successor provision under the Exchange Act"

     appearing at the end of Section 8 of the 1994 Employee Stock Purchase Plan.

2. That the 1994 Employee Stock Purchase Plan be further amended to delete in its entirety Section 13 thereof (pertaining to the nontransferability of rights under the 1994 Employee Stock Purchase Plan) and to renumber the remaining Sections of the 1994 Employee Stock Purchase Plan, and any and all cross references thereto contained in the 1994 Employee Stock Purchase Plan, accordingly.

3. That the 1994 Employee Stock Purchase Plan be further amended to define the term "Exchange Act" first appearing in Section 17 of the 1994 Employee Stock Purchase Plan (renumbered as Section 16 pursuant to the preceding resolution) as "the Securities Exchange Act of 1934, as amended."


                          Adopted by the Board of Directors on February 12, 1997

                      SECURITY DYNAMICS TECHNOLOGIES, INC.

                                 AMENDMENT NO. 2

                                       TO

                  1994 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

     The 1994 Employee Stock Purchase Plan, as amended (the "Purchase Plan"), is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Purchase Plan):

     The second sentence of the introduction to the Purchase Plan shall be deleted in its entirety and replaced with the following:

     "One Million (1,000,000) shares of Common Stock have been approved for this purpose."

     Except as aforesaid, the Purchase Plan shall remain in full force and effect.

                         Adopted by the Board of Directors on July 1, 1999

                                                                      APPENDIX B
                      SECURITY DYNAMICS TECHNOLOGIES, INC.

                  PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 30, 1999

                      THIS PROXY IS SOLICITED ON BEHALF OF
                      THE BOARD OF DIRECTORS OF THE COMPANY
                   AND SHOULD BE RETURNED AS SOON AS POSSIBLE

     The undersigned, having received notice of the Special Meeting of Stockholders and the Board of Directors' proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Charles R. Stuckey, Jr., Arthur W. Coviello, Jr. and Margaret K. Seif, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Special Meeting of Stockholders of SECURITY DYNAMICS TECHNOLOGIES, INC. (the "Company") to be held on Friday, July 30, 1999 at 2:00 p.m. at the offices of the Company, 20 Crosby Drive, Bedford, Massachusetts, and any adjournments thereof, and there to vote and act upon the following matter proposed by the Company in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

     In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSAL, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" PROPOSAL 1.

     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

     A VOTE "FOR" PROPOSAL 1 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

     PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT OWNERS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AUTHORIZED OFFICER, GIVING FULL TITLE. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON, GIVING FULL TITLE.

HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?


---------------------------             ---------------------------
---------------------------             ---------------------------
---------------------------             ---------------------------

[X]  PLEASE MARK VOTES AS IN THIS EXAMPLE


SECURITY DYNAMICS TECHNOLOGIES, INC.


MARK BOX AT                             MARK BOX AT RIGHT IF
RIGHT IF YOU                            AN ADDRESS CHANGE
PLAN TO               [   ]             OR COMMENT HAS BEEN           [   ]
ATTEND THE                              NOTED ON THE REVERSE
MEETING                                 SIDE OF THIS CARD


1. To approve an amendment to the Company's 1994 Employee Stock Purchase Plan, as amended, to increase the number of shares of Common Stock authorized for issuance thereunder from 400,000 to 1,000,000 shares.


     [   ]  FOR                  [   ]  AGAINST                  [   ]  ABSTAIN


     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT THEREOF.

CONTROL NUMBER:
RECORD DATE SHARES:


Please be sure to sign
and date this Proxy.                   Date:
                                             ----------------------




                                       -----------------------------------
                                              Stockholder sign here



                                       -----------------------------------
                                              Co-owner sign here


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